Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Kearny Financial Corp.

Fairfield, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-204449 and 333-216119) of Kearny Financial Corp. and Subsidiaries of our report dated August 29, 2017, relating to the consolidated financial statements as of June 30, 2017 and for the fiscal years ended June 30, 2017 and 2016 which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

New York, New York
August 28, 2018